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                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective the 25th day of March 1999 by and between BoysToys.com, Inc., a Delaware corporation, with principal offices at 7825 Fay Avenue, Suite 200, La Jolla, California 92037(the "Company"), and Gary Marlin with principal address at 412 Broadway, San Francisco, California ("Executive").

                                    WHEREAS:

     A. The Company and the Executive acknowledge and agree that each party seeks to revoke all prior oral and written agreements, understandings, and arrangements between the Company and the Executive in connection with Executive's employment by the Company.

     B. The Company desires to be assured of the continued association and services of Executive for the Company.

     C. Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.

                  NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

     1.00. EMPLOYMENT. The Company hereby employs Executive, subject to the supervision and direction of the Company's President. Executive shall hold the title of General Manager of the Company's planned San Francisco, California gentlemen's club (the "Club").

     2.00. TERM OF EMPLOYMENT. The initial term (the "Initial Term") of Executive's employment shall be for the period commencing on April 15, 1999 and terminating ninety (90) days thereafter. The term of employment shall be automatically renewed for a period of six (6) years (the "Renewal Term") following the close of the Initial Term unless the Company gives written notice to Executive no later than the close of the Initial Term. However, notwithstanding the above provisions, the term of Executive's employment may be terminated earlier pursuant to Sections 7.00., 8.00., or 9.00. below. However, that Executive's obligations in Sections 12.00 and 13.00, and the sub-sections thereto below shall continue in effect after any such termination.

     3.00. COMPENSATION & REIMBURSEMENT. The Company and the Executive agree that during the term of this Agreement the Company shall pay Executive a salary, compensation, benefits, and reimbursement for allowable expenses as follows:


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     3.01. SALARY. Subject to the conditions set forth in Section 3.00, for all services rendered by Executive under this Agreement, the Company shall pay Executive a base salary of Seventy-Two Thousand Dollars ($72,000) per annum, payable on a bi-weekly basis in equal installments (the "Base Salary") minus, during the term of this agreement, any amounts paid by the Company for rental of an apartment for Executive. The amount of the Base Salary shall be increased by Twelve Thousand Dollars ($12,000) each year, commencing on the second anniversary of this Agreement and each year thereafter. In addition, the Base Salary may be increased at any time and from time to time by the Board of Directors of the Company, and may be adjusted annually to reflect changes in the Consumer Price Index for the San Francisco, California base area. No such change shall in any way abrogate, alter, terminate or otherwise effect the other terms of this Agreement.

     3.02. CASH BONUSES. In addition and within sixty (60) days following the close of each calendar year, if the Company's planned Club generates Earnings Before Interest, Depreciation, and Taxes ("EBIDTA") in excess of twenty percent (20%) of the annual Club's sales revenues (the "Base Amount"), then Executive shall be entitled to receive the following cash bonuses (the "Cash Bonuses"), said bonuses being freely assignable by him to any third party:

     (i) a Cash Bonus equal to two percent (2%) of the first One Hundred Thousand Dollars ($100,000) (the "First Tier") of EBIDTA in excess of the Base Amount (the "First Tier Bonus");

     (ii) a Cash Bonus equal to four percent (4%) of the next One Hundred Thousand Dollars ($100,000) (the "Second Tier") of EBIDTA in excess of the First Tier (the "Second Tier Bonus");

     (iii) a Cash Bonus equal to six percent (6%) of the next One Hundred Thousand Dollars ($100,000) (the "Third Tier") of EBIDTA in excess of the Second Tier (the "Third Tier Bonus");

     (iv) a Cash Bonus equal to eight percent (8%) of the next One Hundred Thousand Dollars ($100,000) (the "Fourth Tier") of EBIDTA in excess of the Third Tier (the "Fourth Tier Bonus"); and

     (v) a Cash Bonus equal to ten percent (10%) of all additional EBIDTA in excess of the Fourth Tier.

     For purposes of this Section 3.02, the calculation of EBIDTA shall be calculated so that it shall be equal to the Club's Gross Revenues, including all miscellaneous Club revenue generating resources minus, taxes and all other reasonable operating expenses incurred by the Club. In the event the Executive disputes the calculation of EBIDTA by the Company, the Executive shall be given reasonable opportunity to inspect the books and records of the Company, and he shall give the company, in writing, 10 days notice of his


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intent to review the books and records of the Club, in order to make his own determination that the calculation of EBITA is correct. This inspection shall be conducted during the hours of between 9:00 AM and 5:00 PM weekdays, and the Company shall provide reasonable access during these hours, including providing the use of a desk and office equipment for this inspection. Further, the executive may appoint an accountant and/or attorney of his choosing to conduct this financial audit. If thereafter, the Company and Executive continue to disagree on EBIDTA, then the parties shall submit this issue to binding arbitration, through an independent, neutral arbitrator selected by the American Arbitration Association. The arbitrator shall have the right to consider, as part of any finding he may render: (1) the appropriateness of the any expense and/or any salary charged by the Company to its revenues; (2) whether the expense is wholly allocable to the Club's operations, and not to any other enterprise run by the Company.

     3.03 STOCK AWARD. In addition, the Company and Executive agree that during the term of Executive's employment, Executive (or his assigns) shall receive:
(i) an initial ten thousand (10,000) shares of the Company's Common Stock (the "Initial Stock Award") within thirty (30) days after the close of the Initial Term; and (ii) within thirty (30) days after each anniversary of this Agreement, Executive shall receive a stock award of Ten Thousand (10,000) shares of the Company's unrestricted Common Stock (the "Stock Award"), which, at the option of employee, shall be assignable by him.

     3.04. STOCK OPTION. In addition, the Company and Executive agree that Executive shall be granted, upon execution of this Agreement, an option to purchase Shares of the Company's Common Stock (the "Shares") as shown on Exhibit A attached to this Agreement (the "Option"). However, notwithstanding any provision provided by this Agreement or the Option, in the event that Ralph M. Amato resigns or is otherwise no longer employed by the Company, all shares that are subject to the Option shall be deemed immediately vested and exercisable by Executive.

     3.05. ADDITIONAL BENEFITS & VACATION. Subject to the conditions set forth in Section 3.00 and in addition to the Base Salary, Executive shall be entitled to all other benefits of employment as established from time to time and provided to the other officers and directors of the Company or its subsidiaries (including, full major medical and dental insurance for Executive, Executive's wife and children, payment of cellular telephone and pager charges, all of said items up to an amount not exceeding six hundred and fifty dollars ($650.00 per month), or any additional amounts approved by the President of the Company. Executive shall be entitled to receive the following weeks of vacation (with payment of Executive's Base Salary): (i) after Executive completes the first year of employment, Executive shall be entitled to receive two (2) weeks of vacation; (ii) after Executive completes two years of employment, Executive shall be entitled to receive two (2) weeks of vacation; (iii) after executive completes three (3) years of employment, Executive shall be entitled to receive three (3) weeks of vacation; (iv) after Executive completes four (4) years of employment and any year thereafter, Executive shall be entitled to receive four
(4) weeks of vacation for each said year. All vacation time shall not accrue to the extent that Executive


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does not receive vacation. The Company agrees to reimburse Executive for all moving expenses up to a maximum of four thousand dollars ($4,000).

     3.06. REIMBURSEMENT. Executive shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his duties under this Agreement so long as: (i.) such expenses constitute business deductions from taxable income for the Company and are excludable from taxable income to the Executive under the governing laws and regulations of the Internal Revenue Code (provided, however, that Executive shall be entitled to full reimbursement in any case where the Internal Revenue Service may, under Section 274(n) of the Internal Revenue Code, disallow to the Company 20% of meals and entertainment expenses);
(ii) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Company; and
(iii) to the extent that Executive can provide sufficient receipts, vouchers, and documentation to reasonably support the Company's reimbursement of Executive. The reimbursement of Executive's business expenses shall be upon monthly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses.

     4.00. SCOPE OF DUTIES. The scope of Executive's duties to the Company include the following:

     4.01. ASSIGNMENT OF DUTIES. Executive shall have such duties as may be assigned to him from time to time by the Company's President commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 1.00. above. Such duties shall be exercised subject to the control and supervision of the Company's President.

     4.02. GENERAL SPECIFICATION OF DUTIES. Executive's duties shall include, but not be limited to the duties as follows:

     4.02.01. Serve as General Manager of the Company's planned Club with full responsibility for the operations and profitability of the planned Club (the "Activities") on behalf of and for the sole benefit of the Company as directed by the Company's President. The foregoing specifications are not intended as a complete itemization of the duties which Executive shall perform and undertake on behalf of the Company in satisfaction of his employment obligations under this Agreement. However, Executive may not be reassigned or transferred to another management position, as designated by the President of the Company, which does not provide the same level of responsibility as his present job duties, in accordance with the terms and conditions of this Agreement.

     5.00. EXECUTIVE'S DEVOTION OF TIME. Executive hereby agrees to devote his full time, abilities and energy to the faithful performance of the duties assigned to him and to the promotion and forwarding of the business affairs of the Company, and not to divert any


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business opportunities from the Company to himself or to any other person or business entity.

     5.01. CONFLICTING ACTIVITIES. Executive shall not, during the term of this Agreement, be engaged in any other business activity without the prior consent of the Board of Directors of the Company; provided, however, that this restriction shall not be construed as preventing Executive from investing his personal assets in passive investments in business entities which are not in competition with the Company.

     5.02. FIDUCIARY DUTIES OF EXECUTIVE. Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement. Should Executive discover a business opportunity while in the employ of the Company using the Company's resources that relates to the current or anticipated future business of the Company, he shall first offer such opportunity to the Company. Should the Board of Directors of the Company not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed sixty (60) days, then Executive may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company under this Agreement. Further, Executive may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

     6.00. TERMINATION OF EMPLOYMENT. If the Executive becomes physically or mentally disabled for a period exceeding thirty (30) days or dies while employed by the Company, the Executive's employment shall automatically cease and terminate. The Company's obligation to pay the Executive's Base Salary pursuant to Section 3.01., Cash Bonuses pursuant to Section 3.02., the Stock Award pursuant to Section 3.03, the Stock Option pursuant to Section 3.03, the Additional Benefits pursuant to Section 3.04, and reimbursement of expenses pursuant to Section 3.05 shall cease as of the date of Executive's death or, in the case of disability, the date upon which Executive is deemed to be disabled as defined herein. Termination of employment under this Section shall be considered termination of employment by mutual agreement between the parties and shall not require severance payments by the Company and shall not be considered Termination for Cause by the Company or Termination for Good Reason by the Executive as set forth in Section 8.00. and 10.02., respectively. Further, the parties hereto agree that:

     7.01. EXECUTIVE'S CURRENT CAPABILITIES. The parties acknowledge and agree that the Executive is physically and mentally capable of performing the duties required by this Agreement and that any physical or mental disabilities that he may have at the present time are not deemed by the Company to be disabling, as defined in this

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Agreement, as such disabilities may presently exist and affect the Executive's mental and physical condition.

     7.02 DEFINITION OF DISABILITY. DISABILITY. If, during the Employment Term, Employee, because of physical or mental illness or incapacity, shall become unable to perform substantially all of the duties and services required of him under this Agreement for a period of sixty (60) days in the aggregate during any twelve month period, the Company may, upon at least ten
(10) days' prior written notice given at any time after the expiration of such sixty (60) day period, notify Employee of its intention to terminate this Agreement as of the date set forth in the notice. In case of such termination, Employee shall be entitled to receive salary, benefits and reimbursable expenses owing to Employee through the date of termination.

     8.00. TERMINATION FOR CAUSE. The Company may terminate this Agreement at any time before the last day of the Term, or the last day of any Renewal Term, if this Agreement is not renewed on the mutual agreement of the parties, for "Cause." The term "Cause" as used herein shall mean:

     8.01. The failure of the Executive to discharge or perform his duties and obligations under this Agreement;

     8.02. The refusal of the Executive to implement or adhere to lawful reasonable policies or directives of the Company's President;

     8.03. Conduct of a criminal nature for which charges have been filed that may have an adverse impact on the Company's reputation and standing in the community;

     8.04. Conduct that is in violation of the Executive's fiduciary responsibilities to the Company;

     8.05. Fraudulent conduct in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others;

     8.06. Conduct that is in violation of any provision of this Agreement; or

     8.07. If the Company's planned Club fails to achieve, in any calendar year, EBIDTA equal to or in excess of twenty percent (20%) of the Club's sales revenues, provided that the promotional expenses for the Club are at least 5% of gross revenues.

     The existence of cause shall be determined in good faith by the Board of Directors of the Company. The President shall have the right, but not the obligation, to provide written notification to the Executive of its dissatisfaction with respect to sub-sections 8.01., 8.02., 8.06., and 8.07., above. If the Company provides such written notice to the Executive, the Executive shall have thirty (30) business days from the date of receipt of such notice to

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effect a cure of the dissatisfaction described therein and upon cure thereof by the Executive to the reasonable satisfaction of the Board, such event shall no longer constitute Termination For Cause for the purposes of this Agreement. If the Executive's employment is terminated for any of the reasons specified in sub-sections 8.03., 8.04., or 8.05., the Executive's employment may be terminated immediately without any advance written notice.

     9.00. TERMINATION WITHOUT CAUSE. Either party may terminate this Agreement without cause upon thirty (30) days written notice. Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except for any accrued Bonuses and/or vested stock options, and any other rights to compensation provided in this agreement, including, but not limited to those rights outlined in paragraph 10.02, including salary and benefits owing to Employee through the day on which Employee's employment is terminated. If the Company terminates this Agreement without cause as provided in subparagraph (a) above, Employee shall receive the equivalent of one (1) month's salary for each month employed, up to a maximum of nine (9) months. The parties hereto further agree that:

     9.01. RIGHTS TO SEVERANCE PAY. If, however, the Executive's employment is terminated pursuant to this Section 9.01., or pursuant to Section 6.00., or pursuant to Section 9.02. during any Term or Renewal Term, the Company shall pay to the Executive the biweekly installments of the base salary specified in Section 3.01, plus any additional sums which may be due pursuant to 3.02, 3.03, 3.04 hereof, in accordance with all paragraphs in this section (9.01, et seq.) Further, the Company's shall pay executive in accordance with his next regularly scheduled pay day following the Executive's termination, in accordance with the terms and conditions set forth within this Agreement.

     9.02. NORMAL TERMINATION. This Agreement shall be terminated if the parties mutually agree to terminate the term of Executive's employment or Executive's employment is otherwise terminated in accordance with this Agreement.

     9.03. EXECUTIVE'S FINAL COMPENSATION PAYMENTS. Exception as otherwise provided herein, the Company's obligation to pay Executive's base salary pursuant to Section 3.01. shall terminate as of the last day of the Term, or as of the last day of any Renewal Term if this Agreement is continued by the mutual agreement of the parties hereto, or on the day properly specified in any notice of termination issued pursuant to any of the preceding Sections of this Agreement.

    10.00. TERMINATION BY THE EXECUTIVE.

    10.01. GENERAL. The Executive shall have the right to terminate this Agreement at any time, in accordance with paragraph 9.00. The Executive agrees to provide the Company with thirty (30) days prior written notice of any such termination. Except as set forth below, the Company's obligation to pay the Executive's base salary pursuant to Section 3.01. shall cease as of the Executive's last day of work, with the exception of any

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unpaid bonuses and/or vested stock options.

    10.02. TERMINATION FOR GOOD REASON. Notwithstanding the foregoing, in the event that the Executive resigns for Good Reason (as defined below), the Company shall be obligated to pay the Severance Pay on the terms set forth in
Section 9.00. above. As used herein for purposes of this Agreement, "Good Reason" shall mean: (i) failure to pay the Executive's salary other than as provided or permitted herein, or (ii) a reduction in Executive's benefits, except a reduction which is applicable to all participants in such plans, or
(iii) a request by the Company to the Executive to take or fail to take some action which would result in a violation of law or regulation by the Company or the Executive, or (iv) failure of the Company to comply with any of the terms and conditions of this Agreement. Unless the Executive provides written notification of his intention to resign within 30 business days after the Executive knows or has reason to know of the occurrence of any such event constituting Good Reason, the Executive shall be deemed to have consented thereto and such event shall no longer constitute Good Reason for purposes of this Agreement. If the Executive provides such written notice to the Company, the Company shall have 20 business days from the date of receipt of such notice to effect a cure of the event described therein and, upon cure thereof by the Company to the reasonable satisfaction of the Executive, such event shall no longer constitute Good Reason for purposes of this Agreement.

    11.00. EFFECT TO TERMINATION. Upon the termination of his employment pursuant to this agreement by the Company for any reason whatsoever, or upon the termination of this Employment Agreement by the Executive, except to the extent that any salary, bonuses and/or vested stock options remain to be paid and or provided to Executive, this Employment Agreement shall thereupon be and become void and of no further force or effect, except that the Covenant Not to Compete set forth in Section 12.00. and the Proprietary Information provisions of Section 13.00. shall survive any said termination and shall continue to bind the Executive for the period of time stated therein; provided, however, that in the event that if Executive's termination of employment is the result of a material breach of the terms and conditions of this Agreement by the Company, the provisions of Sections 12.00. and 13.00. of this Agreement shall be of no further force and effect and shall be considered null and void and no longer enforceable by the Company against the Executive. In addition, upon the termination of his employment pursuant to this agreement by the Company pursuant to Section 8.00. or 9.00. (or any sub-sections there under), the Severance Pay provisions of Section 9.01. shall continue to bind the Company and the Executive. The Arbitration provisions of Section 20.00. shall continue to govern any disputes arising hereunder even after the termination of this Agreement. Any payments due pursuant to the terms of this Agreement for services rendered prior to the termination shall be made as provided in this Agreement.

    12.00. COVENANT NOT TO COMPETE. The Executive acknowledges that he is the Company's General Manager of the Club and in such capacity the Executive will have access to corporate records, business plans, and all of the business research conducted

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by or on behalf of the Company. The Executive also acknowledges that he will have access to confidential information about the Company and its affairs and that he will have access to other "proprietary information" (as defined in Section 13.00. hereto) acquired by the Company at the expense of the Company for use in its business. The Executive has industry knowledge and skills. The Executive's services to the Company are special, unique and extraordinary. Accordingly, by execution of this Agreement:

    12.01. NON-COMPETITION BY EXECUTIVE. Executive agrees that during the Employment Period and twelve months after the Executive's Employment Period with the Company or any of its affiliates, successors or assigns, Executive will not, unless acting with the Company's express written consent, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected as an officer, employee, partner or otherwise with any business engaged in the development, sale or distribution of products incorporating the business, products or strategy of the Company. The Executive shall also not directly or indirectly solicit any such business form any individual or entity which obtained such products from the Company at any time during the Executive's Employment Period or directly or indirectly solicit any such business from any individual or entity previously solicited by the Executive on behalf of the Company. This covenant not to compete, outlined with paragraph 12 and its subparagraphs shall be geographically limited to a distance of 50 miles from the location of the Club.

    12.02. NEED FOR COVENANT, LEGAL REMEDIES. The Executive expressly agrees and acknowledges that this Covenant Not to Compete is reasonably necessary for the Company's Protection because of the nature and scope of the Company's business and the Executive's position with and services for the Company. Further, the Executive acknowledges that, in the event of his breach of this Covenant Not to Compete, money damages will not sufficiently compensate the Company for its injury caused thereby, the Executive accordingly agrees that in addition to such money damages the Executive shall, if Company so elects, be restrained and enjoined from any continuing breach of this Covenant Not to Compete without any bond or other security being required by any court. The Executive acknowledges that any breach of this Covenant Not to Compete would result in irreparable damage to the Company.

    12.03. ACKNOWLEDGMENTS BY EXECUTIVE. The Executive expressly agrees and acknowledges as follows:

                    (1) This Covenant Not to Compete is reasonable as to time and does not place any unreasonable burden upon him.

                    (2) The general public will not be harmed as a result of enforcement of this Covenant Not to Compete.

                    (3) Executive has requested or has had the


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      opportunity to request that his personal legal counsel review this
      Covenant Not to Compete.

                    (4) The Executive understands and hereby agrees to each and every term and condition of this Covenant Not to Compete.

                               Initials:
                                        --------------------------------

     12.04 This Covenant to Compete shall be of no force and effect, whatsoever, if the Company terminates this employment contract.

     13.00. PROPRIETARY INFORMATION

     13.01. RETURN OF PROPRIETARY INFORMATION. Upon termination of this Agreement for any reason, the Executive shall immediately turn over to the Company any "Proprietary Information," as defined below. The Executive shall have no right to retain any copies of any material qualifying as Proprietary Information for any reason whatsoever after termination of his employment hereunder without the express written consent of the Company.

     13.02. NON-DISCLOSURE. It is understood and agreed that, in the course of his employment hereunder and through his activities for and on behalf of the Proprietary Information in trust and confidence for the Company. The Executive agrees that he shall not, during the term of this Agreement or thereafter, in any fashion, form or manner, directly or indirectly, retain use, make copies of, divulge, disclose or communicate to any person, in any manner whatsoever, except when necessary or required in the normal course of the Executive's employment hereunder and for the benefit of the Company or with the express written consent of the Company, any of the Company's Proprietary Information or any information of any kind, nature, or description whatsoever concerning any matter affecting or relating to the Company's business.

     13.03. PROPRIETARY INFORMATION DEFINED. For purposes of this Agreement, "Proprietary Information" means and includes the following: (1) any written, typed or printed lists or other materials identifying the business, products, or strategy conducted by or on behalf of the Company; (2) any financial or other information supplied by customers of the Company; (3) any and all data or information involving the techniques, programs, methods or contracts employed by the Company in the conduct of its business; (4) any lists, documents, manuals, records, forms, or other materials created and used by the Company in the conduct of its business; (5) any descriptive materials describing the methods and procedures employed by the Company in the conduct of its business; and (6) any other secret or confidential information concerning the Company's business, affairs or technology. The term "list", "document", or their equivalent, as used in this


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Section, are not limited to a physical writing or compilation, but also include computer software and any and all information whatsoever regarding the subject matter in the "list" or "document" whether or not such compilation has been reduced to writing. Notwithstanding the foregoing, Proprietary Information shall cease to be protected hereunder once it has become part of the public domain, or upon the written agreement of the Company.

     14.00. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to employment or with respect to the compensation of the Executive by the Company.

     15.00. ASSIGNMENT. This Agreement is personal in nature and neither of the parties hereto shall, without the prior written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that in the event of the merger, consolidation or transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder. Notwithstanding the foregoing, if Ralph M. Amato resigns or otherwise leaves the employment of the Company, Executive shall have the right to rescind or renegotiate this Agreement within thirty (30) days following any said event.

     16.00. NOTICE. Any notice under this Agreement must be in writing, may be telecopied, sent by 24-hour express guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

If to the Company:

BoysToys.com
7825 Fay Avenue
Suite 200
LaJolla, CA 92037

With a copy to:

William M. Aul, Esq.
4275 Executive Square, Suite 800
La Jolla, California 92037
FAX: 858-558-5960

If to the Executive:

Gary Marlin


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(At the Last Address in the Company's Payroll Records)

With a copy to:

Kenneth B. Whitman, Esq.
3020 Northeast 49th Street
Fort Lauderdale, FL 33308
FAX: 954-252-4222

Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner specified above.

     17.00. GOVERNING LAW. This Agreement and the documents referenced herein and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of California.

     18.00. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties respecting the matters within its scope and may be modified only in writing.

     19.00. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right power hereunder at any one time or times.

     20.00. ARBITRATION. All claims, disputes and other matters in question between the parties concerning or arising out of the employment relationship, this Agreement and/or the termination of this Agreement shall be decided by arbitration in accordance with the rules of the American Arbitration Association, unless the parties mutually agree otherwise. The award by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any California or Federal court having jurisdiction thereof.

     21.00. ATTORNEY'S FEES. The Executive and the Company agree that in any arbitration or legal proceedings arising out of this Agreement, each party shall pay his or its own legal fees and expenses.

     22.00. EXHIBIT & COUNTERPARTS. Exhibit A attached to this Agreement is incorporated into and is an integral part of this Agreement. This Agreement may be executed in any number of counterparts.

     23.00. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any law, statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken. All portions of this Agreement shall modify the stricken terms as narrowly


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

as possible to give as much effect as possible to the intentions of the parties under this Agreement.

     24.00. ACKNOWLEDGEMENT. The parties to this Agreement understand and agree that the Company has no operating history and that the industry in which the Company operates is highly competitive an subject to risks that are beyond the Company's control and influence. In the event the Company discontinues its operations at any time for any or no reason whatsoever or becomes unable to perform its duties and obligations as specified herein, the Executive agrees to look solely to the Company for performance under this Agreement and will not look to the Company's officers, directors, or shareholders.

     IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be executed by its duly authorized officer, and the Executive has hereunto executed this Agreement, effective the first day written above.

                                             THE COMPANY

                                             BY: /s/ Ralph M. Amato
                                                --------------------------------
                                                Ralph M. Amato, President



                                             THE EXECUTIVE


                                             /s/ Gary Marlin
                                             -----------------------------------
                                             Gary Marlin

              Attachment to Employment Agreement of March 25, 1999

EXHIBIT A


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

     NONQUALIFIED STOCK OPTION AGREEMENT

     THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Stock Option Agreement") is entered into as of March 25, 1999 BY AND BETWEEN Gary Marlin ("Optionee") and BoysToys.com, Inc., a Delaware corporation with principal offices at 4275 Executive Square, Suite 800, La Jolla, California 92037 (the "Company").

     WHEREAS:

A. Company desires to grant common stock purchase options to Optionee as a reward for employment performance and as an incentive to future employment performance.

B. Optionee desires to accept the common stock purchase options granted by the Company's Board of Directors and described in this Stock Option Agreement.

     NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.0 GRANT OF OPTION. Subject to Sections 2 and 3 of this Stock Option Agreement, the Company hereby grants to Optionee: (i.) an option (the "Option") to purchase up to One Hundred Fifty Thousand (150,000) shares of the Company's Common Stock ($0.001 par value) (the "Shares") at an exercise price equal to the closing marketing "asked" price of the Company's Common Stock as of April 15, 1999 (the "Exercise Price"). The Option shall be earned at the rate of fifteen thousand (15,000) Shares on the first anniversary of the date of Optionee's employment with the Company (and subject to Optionee's continued employment with the Company) and each anniversary date thereafter during the first five (5) said years of Optionee's employment. In the event that Optionee is and remains in the Company's employment on the sixth (6th) anniversary date of his employment with the Company, Optionee shall earn the remaining seventy-five thousand (75,000) Shares. Any portion of the Option shall be exercisable upon becoming earned, in whole or in part, at any time and from time to time, prior to March 25, 2007 (the "Expiration Date").

2.0 EXERCISE PROCEDURES. Any portion of the Option that is vested in accordance with Section 3.0 of this Stock Option Agreement, may be exercised by delivery of written notice to the Company stating the number of Shares with respect to which the Option is being exercised, together with full payment of the Exercise Price therefor prior to the Expiration Time. Payment may be made in cash or in such other form or combination of forms (including, without limitation, securities of the Company or a note, with or without interest, secured or unsecured) as shall be acceptable to Company.

3.0 VESTING OF OPTION RIGHTS. Optionee's right to exercise any portion or all of the Option to purchase the Company's Common Stock hereby shall accrue upon vesting of the Option. Any portion of the Option shall become vested only upon becoming earned by the Optionee.

4.0 RESERVED SHARES. The Company has duly reserved for issuance a number of authorized but unissued Shares adequate to fulfill its obligations under this Stock Option Agreement. During the term of this Stock Option Agreement the Company shall take such action as may be necessary to maintain at all times an adequate number of Shares reserved for issuance or treasury shares to fulfill its obligations hereunder.

5.0 NO EARLY TERMINATION. If Optionee's employment is terminated for any reason including disability, the Option granted hereunder shall not lapse to the extent unexercised on the date of employment termination. If Optionee is disabled within the meaning of Section 105(d) of the Internal Revenue Code of 1986, the Option granted hereunder shall not lapse to the extent unexercised on the date of employment termination on account of such disability.

6.0 ASSIGNMENT. Optionee shall have the right to assign any portion of the Option that is vested at any time after notice to the Company. If the Option, or any portion thereof, are subsequently assigned by the Optionee, then all rights herein granted to Optionee shall inure to the benefit of any such assignee.

7.0 COMPLIANCE WITH LAW. The Option described herein shall not be exercised, and no Shares shall be issued in respect hereof, unless in compliance with federal and applicable state securities laws.

     7.1 LEGENDS. The certificates evidencing Shares purchased pursuant to the Option shall bear any legends deemed necessary by the Company and which do not conflict with the provisions of this Stock Option Agreement.

8.0 REPRESENTATIONS OF OPTIONEE. As a condition to the exercise of the Option, Optionee shall deliver to the Company such signed representations as may be necessary, in the opinion of counsel satisfactory to Company, for compliance with applicable federal and state securities laws.

9.0 RESALE OF SHARES. Optionee's ability to transfer Shares purchased pursuant to the Option or securities acquired in lieu thereof or in exchange therefor may be restricted under federal or state securities laws. Optionee shall not resell or offer for resale such Shares or securities unless they have been registered or qualified for resale under all applicable federal and state securities laws or an exemption from such registration or qualification is available in the opinion of counsel satisfactory to Company.

10.0 NOTICE. All notices or other communications desired to be given hereunder shall be in writing and shall be deemed to have been duly given upon receipt, if personally delivered, or on the third business day following mailing by United States first class mail, postage prepaid, and addressed as follows:

                    If to Company:
                    BoysToys.com, Inc.
                    4275 Executive Square, Suite 800
                    La Jolla, California 92037

                    If to Optionee:
                    Gary Marlin
                    (At the Last Address shown in the Company's Payroll Records)

or to such other address as either party shall give to the other in the manner set forth above.

11.0 ADJUSTMENT OF EXERCISE PRICE & NUMBER OF SHARES PURCHASABLE UPON EXERCISE.

          11.1 RECAPITALIZATION. In the event that the Company shall, while the Option remain unexercised, in whole or in part, and in force effects a recapitalization of such character that the Shares purchasable hereunder shall be changed into or become exchangeable for a different number of Shares, then, after the date of record for effecting such recapitalization, the number of Shares of the Company's Common Stock which the Optionee hereof shall be entitled to purchase hereunder shall be increased in direct proportion to the increase in the number of Shares of Common Stock by reason of such recapitalization, and of the Exercise Prices, per Share, whether or not in effect immediately prior to the time of such recapitalization, of such recapitalized Common Stock shall in the case of an increase in the number of such Shares be proportionately reduced. In the event that the Company in force effects a recapitalization, which, after the record date for effecting such recapitalization, there results a decrease in the number of Shares of Common Stock by reason of such recapitalization, the number of Shares of the Company's Common Stock which the Optionee hereof shall be entitled to purchase hereunder by reason of such recapitalization shall be decreased in direct proportion to the decrease in the number of Shares of Common Stock by reason of such capitalization, and of the Exercise Prices, per Share, per Share, whether or not in effect immediately prior to the time of such recapitalization, such recapitalized Common Stock shall in the case of a decrease in the number of such Shares be proportionately reduced. For the purposes of this Section 11.1. a stock dividend, stock split-up, or reverse split shall be considered as a recapitalization and as an exchange for a larger or smaller number of Shares, as the case may be.

          11.2 ISSUANCE OF STOCK. In the event that the Company shall, while the Option remain unexercised, in whole or in part, and in force, issue (otherwise than by stock dividend, or split-up or reverse split) or sell Shares of its Common Stock (hereinafter the "Additional Shares"), then the Exercise Price, per Share, the number of Shares purchasable upon exercise of the options granted Executive under this Stock Option Agreement, and both of them, shall not be adjusted or changed for any reason.

          11.3 ISSUANCE OF OPTIONS, CONVERTIBLES, & EXCHANGEABLES. In the event that the Company shall, while the Option remains unexercised, in whole or in part, and in force, issue or grant any rights to subscribe for or to purchase, or any option (other than employee stock options referred to above) for the purchase of, (i) Common Stock, or (ii) any indebtedness or shares of stock convertible into or exchangeable for Common Stock (indebtedness or shares of stock convertible into or exchangeable for Common Stock being hereinafter referred to as "Convertible Securities"), or issue or sell Convertible Securities, then the Exercise Price, per Share, the number of Shares purchasable upon exercise of the options granted Executive under this Stock Option Agreement, and both of them, shall not be adjusted or changed for any reason.

          11.4 CONSOLIDATION & MERGER. In the event of any consolidation of the Company with or merger of the Company into, any other company, or in the case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then, as a condition of such consolidation, merger, or sale or conveyance, adequate provision shall be made whereby the Optionee shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Stock Option Agreement and in lieu of Shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such Shares of stock or securities as may be issued in connection with such consolidation, merger, or sale or conveyance, with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of Shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such consolidation, merger, sale, or conveyance, not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Optionee to the end that the provisions hereof shall be applicable as nearly as may be in relation to any Shares of stock or securities thereafter deliverable upon the exercise hereof.

12.0 REGISTRATION RIGHTS. The Company hereby does not grant Optionee any right to include any Shares acquired by Optionee pursuant to this Stock Option Agreement in any registration statement filed with the United States Securities and Exchange Commission by the Company (the "Registration Statement") in connection with issuance or sale of the Company's Common Stock. The parties hereto agree that the term "Registration Statement" shall be broadly construed.

13.0 TAX TREATMENT. Optionee acknowledges that the tax treatment of this option, Shares subject to this option or any events or transactions with respect thereto may be dependent upon various factors or events which are not determined by this Stock Option Agreement. The Company makes no representations with respect to and hereby disclaims all responsibility as to such tax treatment.

14.0 NON-QUALIFIED STATUS. This Option is not intended to be an "Incentive Stock Option" as defined in Section 422A of the Internal Revenue Code of 1986 and it shall not be treated as an Incentive Stock Option, whether or not, by its terms, it meets the requirements of Section 422A.

15.0 WITHHOLDING TAX. If the exercise of any rights granted in this Stock Option Agreement or the disposition of shares following exercise of such rights results in Optionee's realization of income which for federal, state or local income tax purposes is, in the opinion of Company, subject to withholding of tax, Optionee will pay to Company an amount equal to such withholding tax (or Company may withhold such amount from Optionee's salary) prior to delivery of certificates evidencing the shares purchased.

16.0 BINDING EFFECT. This Stock Option Agreement shall be binding upon and inure to the benefit of the Company and Optionee and their respective heirs, successors, and assigns.

17.0 STATE SECURITIES QUALIFICATION. The sale of the securities which are the subject of this Stock Option Agreement have not been qualified with the Department of Corporations of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of securities is exempt from the qualification. The rights of all parties to this Stock Option Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

18.0 INTEGRATION; MODIFICATION; WAIVER. This Stock Option Agreement constitutes the complete and final expression of the understanding of the parties relating to the Options granted to Optionee. This Stock Option Agreement can not be modified, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Stock Option Agreement) executed by the party against whom enforcement of the modification is sought.

19.0 ATTORNEY'S FEES. If any action at law or equity is necessary to enforce or interpret the terms of this Stock Option Agreement or otherwise arises out of this Stock Option Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements, in addition to any other relief to which it may be entitled.

20.0 INDEPENDENT COUNSEL. Each of the parties to this Stock Option Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Stock Option Agreement and the transactions referred to in this Stock Option Agreement, and each has executed this Stock Option Agreement with the consent and upon the advice of said independent counsel. Each party represents that he or it fully understands the provisions of this Stock Option Agreement, has consulted with counsel concerning its terms and executes this Stock Option Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

21.0 ATTORNEYS FEES. In the event of a dispute between the parties concerning the enforcement or interpretation of this Stock Option Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other parties to the dispute.

22.0 ARBITRATION. Any dispute or claim arising to or in any way related to this Stock Option Agreement shall be settled by arbitration in San Diego, California and this Stock Option Agreement and the interpretation of this Stock Option Agreement shall be governed by California law. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 21.0 Above). A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgement in accordance with that decision may be entered in any court having jurisdiction thereof.

23.0 GOVERNING LAW. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of California as if this Stock Option Agreement were fully executed and performed within the state of California.

24.0 EXPENSES ASSOCIATED WITH THIS STOCK OPTION AGREEMENT. Each of the party hereto agrees to bear its own costs, attorneys fees and related expenses associated with this Stock Option Agreement.

     IN WITNESS WHEREOF, the Company and Optionee have executed this Stock Option Agreement effective as of the date first set forth above.

FOR THE COMPANY:

By: /s/ Ralph M. Amato
   -------------------------------
   Ralph M. Amato, President


FOR  OPTIONEE:



By: /s/ Gary Marlin
   -------------------------------
   Gary Marlin


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